FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934

                  Date of Report:   February 7, 2005


                           BORGWARNER INC.
        (Exact name of registrant as specified in its charter)


      Delaware              1-12162             13-3404508
(State of Incorporation)(Commission File No.)  (IRS Employer
                     Identification No.)

                   5435 Corporate Drive, Suite 150
                            Troy, MI 48098
               (Address of principal executive offices)

        Registrant's telephone number, including area code:
                            (248) 373-5550

[ ]   Written communications pursuant to Rule 425 under the
       Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the
       Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule
      14d-2(b) under the Exchange Act (17 CFR 240.14d-2[b])
[ ] Pre-commencement communications pursuant to Rule 13e-4[c] under the Exchange Act (17 CFR 240.13e-4[c])



      Item 1.01 Entry into a Material Definitive Agreement

      On February 2, 2005, the Compensation Committee (the "Committee") of the Board of Directors of BorgWarner Inc. (the "Company") approved of the award of 90,750 performance share awards ("Performance Shares") to its executive officers under the BorgWarner Inc. 2004 Stock Incentive Plan (the "Plan") as part of its long-term incentive program. The Plan has been previously filed with the Securities and Exchange Commission (the "Commission"). The following number of Performance Shares were made to the named executive officers: 18,450 to Mr. Manganello; 6,850 to each of Mr. Wilson, Mr. Wood and Mr. Weber; and 4,875 to Mr. McGill.

      The Performance Shares have a value equal to one share of common stock. The number of Performance Shares actually earned will be based upon the Company's shareholder return as compared to a peer group of companies during a three-year period ending on December 31, 2007. Under the Performance Shares awards, the terms of which are the same for each recipient (except for the number of Performance Shares granted), a threshold level of performance relative to a peer group performance is required as a condition to payment. A Performance Share Award Agreement, the form of which is attached as
Exhibit 10.1, contains the terms and conditions of each award (in addition to those generally applicable under the terms of the Plan), including the payout levels, and a list of peer group companies.

      On February 2, 2005, the Committee also set the performance objectives for 2005 through 2007 under the Borg-Warner Automotive, Inc. Management Incentive Plan ("Incentive Plan"). The Incentive Plan has been previously filed with the Commission. The performance objectives, set for the Company, each business group and each of its business units, are based on the increase in economic value of the Company, business group and business unit over the prior year. Economic value is determined by a formula taking into account the after-tax operating income and the average operating investment of the Company, the business group and the business unit.

      Eligible executives are assigned threshold, target and maximum bonus levels. For those executives responsible for the entire Company, 100% of their bonus opportunity is based on the increase in economic value for the Company; for those executives responsible for a business unit, 30% of the bonus opportunity is based on the increase in the economic value for the Company, 15% is based on the increase in the economic value for their assigned business group, and 55% is based on the increase in economic value of their business unit. If the threshold level of these performance measures is not met, no bonus is paid.


      Item 9.01     Financial Statements and Exhibits

                    (c)   Exhibits

                    10.1    BorgWarner Inc. 2004 Stock Incentive
                            Plan Performance Share Award Agreement

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                    BORGWARNER INC.


                    By:/s/ Vincent M. Lichtenberger
                    ------------------------------------
                    Vincent M. Lichtenberger
                    Assistant Secretary

Dated: February 7, 2005